EX-1.(3)(b)
               JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
              JACKSON NATIONAL LIFE DISTRIBUTORS, INC. MEMBER NASD
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                          ADDENDUM TO SELLING AGREEMENT

This Addendum, dated _______________ ___, _____, to the Selling Agreement, dated ___________________ ___, _____, is by and among

____________________________________________________________________ and
(Broker/Dealer)

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(Agency)

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(Agency)

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(Agency)


herinafter taken together and referred to as ("Broker/Dealer"), JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK ("Insurer"), and JACKSON NATIONAL LIFE DISTRIBUTORS, INC. ("Distributor"). The purpose of this Addendum is to amend the Selling Agreement among the parties to add the provisions set forth below. This Addendum does not delete any provision of the Selling Agreement, except to the extent of any contradiction. The paragraph numbering and headings of this Addendum correspond to the Selling Agreement, and the provisions set forth under each heading are added to the corresponding section of the Selling Agreement.

I. Registered Representatives

Continued solicitation for the Contracts shall be contingent upon the continuing qualification of the Registered Representatives by possession of the required licenses, appointments, and registrations. Broker/Dealer shall notify Distributor immediately in writing if any Registered Representative appointed by Insurer ceases to be a registered representative of Broker/Dealer or ceases to be properly licensed in any state.

II. Sales Material

Upon receipt or approval of updated prospectuses and other material, Broker/Dealer shall promptly discard or destroy all outdated copies of such materials, except as needed to maintain proper records.

III. Prospectus Delivery

No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to or used with a prospective purchaser unless accompanied or preceded by the appropriate then current prospectus, the then current prospectus for the underlying funds funding the Contract, and where required by state law, the then current statement of additional information.

Broker/Dealer agrees to comply with the established rules and regulations of Insurer now in effect or which may be established hereafter.

IV. Broker/Dealer Compliance

Broker/Dealer is specifically charged with the responsibility of supervising its Registered Representatives' compliance with all applicable suitability requirements under federal or state law or the regulations of the NASD. Broker/Dealer is specifically charged with providing or arranging for adequate training to ensure that Registered Representatives have thorough knowledge of each Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Broker/Dealer and the Registered Representatives shall not recommend the purchase of a Contract to a prospective purchaser unless they have reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable regulations of any regulatory authority, including the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs. An appropriate principal of Broker/Dealer shall approve each application as to suitability before forwarding such application to Insurer.

Broker/Dealer shall notify Distributor and Insurer immediately in writing if Broker/Dealer fails to comply with any of the laws and regulations applicable to it.

IX. Cooperation

Broker/Dealer will promptly notify Distributor and Insurer of any complaint or claim or any notice of any regulatory investigation or proceeding received by Broker/Dealer or its affiliates relating to the Distributor, Insurer, any associated person of Distributor or Insurer, or the Contracts, or any or threatened or filed arbitration action or civil litigation arising out of solicitation of the Contracts.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

BROKER/DEALER:



-----------------------------------        ----------------------------------
Name of Broker/Dealer                      Name of Life Agent or Agency
                                           (If other than Broker/Dealer)


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Address                                    Address


Signature: __________________________      Signature: __________________________

Print Name: _________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________

Date: ______________________________       Date: ______________________________


JACKSON NATIONAL LIFE                      JACKSON NATIONAL
INSURANCE COMPANY OF NEW YORK              LIFE DISTRIBUTORS, INC.
1Corporate Way                             401 Wilshire Boulevard, Ste. 1200
Lansing, MI 48951                          Santa Monica, CA 90401



Signature: __________________________      Signature: __________________________

Print Name: _________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________

Date: ______________________________       Date: ______________________________

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